EXHIBIT 10.55

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made and entered into this 29th day of October, 2012, by and among Lightyear Network Solutions, Inc., a Nevada corporation, Lightyear Network Solutions, LLC, a Kentucky limited liability company (collectively, the “Borrowers”) and Chris T. Sullivan, an individual resident of Nevada (“Lender”).

WITNESSETH:

WHEREAS, Borrowers are currently indebted to Lender in the principal amount of $6,250,000 pursuant to the Term Note dated November 4, 2011, executed in favor of Lender in the principal amount of $6,250,000 (the “Note”);

WHEREAS, as of the date hereof, a total of $6,250,000 of principal is currently outstanding under the Note, all of which is due and payable on January 10, 2013 (the “Principal”), subject to a Forbearance Agreement dated March 20, 2012 between the parties whereby the Lender agreed to forbear from demanding payment of Principal until August 30, 2013;

WHEREAS, the Borrowers desire Lender to forbear from exercising his rights and remedies to collect any Principal on the terms and conditions set forth herein; and

WHEREAS, Lender is willing to presently forbear from exercising its rights and remedies to collect the Principal, on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrowers each hereby agree as set forth in this Agreement.

1.          Use of Defined Terms.  Except as expressly set forth in this Agreement, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Note.

2.          Forbearance.  For good and valuable consideration, Lender agrees to forbear from demanding payment of Principal under the Note or commencing any action against the Borrowers with respect to the payment of Principal until November 30, 2013, or such later date agreed upon by the parties, except that the Lender may exercise his rights and remedies under the Note at any time in connection with the occurrence of a Change of Control of the Company.

3.          Authority to Execute this Agreement.  Each of the Borrowers and the Lender represents and warrants to each other party hereto that it has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

4.          Reservation of Rights.  Lender continues to reserve all of its rights and remedies pursuant to this Agreement and the Note, as well as any rights and remedies at law, in equity or otherwise.  Nothing contained in this Agreement shall be or be deemed a waiver of any hereafter arising or occurring breach, default or event of default, including, nor shall preclude the subsequent exercise of any of Lender’s rights or remedies (including, without limitation, demand for payment of accrued but unpaid interest), subject to Section 2 hereof.

5.          Construction.

A. This Agreement shall be interpreted, construed and governed by and under the laws of the Commonwealth of Kentucky, without regard to its conflicts of law doctrine.

B. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be served herefrom and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be reasonably modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

C. The Paragraph headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement between the Borrowers and Lender, and shall not in any way affect the meaning or interpretation of this Agreement, any Paragraph or provision thereof.

D. This Agreement shall be binding on the Borrowers and their respective successors and heirs, and shall inure to the benefit of Lender, his successors, assigns, affiliates, divisions and parent.

E. This Agreement may not be altered, changed, amended or modified, except by written agreement signed by Lender and the Borrowers.

F. Whenever required by context, the masculine pronouns will include the feminine and neuter genders, and the singular will include the plural, and vice versa.

G. This Agreement constitutes the entire agreement between the Borrowers and Lender with regard to the subject matter hereof.

IN WITNESS WHEREOF, the Borrowers and Lender have executed this Forbearance Agreement as of the date first set forth above.

Lender:

/S/ Chris T Sullivan
Chris T. Sullivan

Borrowers:

Lightyear Network Solutions, Inc.

By:	/S/ Stephen M Lochmueller
Name:	Stephen M. Lochmueller
Title:	CEO

Lightyear Network Solutions, LLC

By:	/S/ Stephen M Lochmueller
Name:	Stephen M Lochmueller
Title:	CEO